PRELIMINARY COPY—SUBJECT TO COMPLETION—DATED

June 2, 2004

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☐   Filed by a Party other than the Registrant ☒

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

EMERGING VISION, INC.

(Name of Registrant as Specified In Its Charter)

HORIZONS INVESTORS CORP.

(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

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[HORIZONS INVESTORS CORP. LETTERHEAD]

Dear Fellow Shareholder:

The enclosed proxy statement and the enclosed BLUE proxy card are being furnished to shareholders of Emerging Vision, Inc., a New York corporation (“Emerging Vision” or the “Company”), by Horizons Investors Corp., a New York corporation (“Horizons”), in connection with the solicitation of proxies from shareholders of Emerging Vision (the “Shareholders”) to be used at the 2004 Annual Meeting of Shareholders, including any adjournments or postponements thereof, to: (a) elect three (3) Class I Directors to the Company’s Board of Directors to hold office until the 2005 Annual Meeting of Shareholders of the Company or until their respective successors shall be elected and have qualified; and (b) elect three (3) Class II Directors to the Company’s Board of Directors to hold office until the 2006 Annual Meeting of Shareholders of the Company or until their respective successors shall be elected and have qualified.

Horizons does not believe that the current Board of Directors, other than Benito R. Fernandez, who is Horizons’ president, is acting in your best interests, and is therefore seeking your support for the election of Horizons’ slate of nominees to the Emerging Vision Board of Directors at the annual meeting of shareholders scheduled to be held at the offices of Greenberg Traurig, LLP, 885 3rd Avenue, 21st Floor, New York, New York 10022, on Tuesday, the 22nd day of June 2004, at 11:00 a.m. (local time).

You may have received, or will be receiving, a separate proxy solicitation from the Company. For all of the reasons discussed in the materials included with this letter, Horizons strongly urges you to REJECT the solicitation made by the Company and NOT sign any WHITE proxy card that it sends to you. Horizons and each member of its proposed slate of directors who is a shareholder of the Company are rejecting the Company’s proposals.

If you have already voted for the incumbent management slate, you have every right to change your vote by signing and returning a later dated BLUE proxy.

It is important that your shares of Emerging Vision common stock be represented and voted at the Annual Meeting. Accordingly, regardless of whether you plan to attend the Annual Meeting in person, please complete, date, sign and return the enclosed BLUE proxy card in the envelope provided, which requires no postage if mailed in the United States. Even if you return a signed BLUE proxy card, you may still attend the Annual Meeting and vote your shares in person. Every shareholder’s vote is important, whether you own a few shares or many.

Thank you for your support.

Very truly yours,

Benito R. Fernandez

President

Horizons Investors Corp.

HORIZONS INVESTORS CORP.

P.O. BOX 221

BROOKLYN, NEW YORK 11208-0221

PROXY STATEMENT

IN OPPOSITION TO THE BOARD OF DIRECTORS

To Fellow Shareholders of Emerging Vision, Inc.:

This Proxy Statement is furnished by Horizons Investors Corp. (“Horizons”) in connection with its solicitation of proxies to be used at the 2004 Annual Meeting of Shareholders of Emerging Vision, Inc. (“Emerging Vision” or the “Company”) to be held at the offices of Greenberg Traurig, LLP, 885 3rd Avenue, 21st Floor, New York, New York 10022, on Tuesday, the 22nd day of June 2004, at 11:00 a.m. (local time), including any adjournments or postponements thereof (the “Annual Meeting”). This Proxy Statement and the enclosed form of proxy are first being sent to shareholders by Horizons on or about June [        ], 2004. Only shareholders of record at the close of business on [                    ], 2004 are entitled to notice of, and to vote at, the Annual Meeting.

Horizons is soliciting proxies in support of:

(1) the election of:

(a) three (3) Class I Directors to Emerging Vision’s Board of Directors to hold office until the 2005 Annual Meeting of Shareholders of Emerging Vision or until their respective successors shall be elected and have qualified and proposes for election Norman Greene, Howard Lieberman and Joseph Rodriguez Erazo as the Class I Directors; and

(b) three (3) Class II Directors to Emerging Vision’s Board of Directors to hold office until the 2006 Annual Meeting of Shareholders of Emerging Vision or until their respective successors shall be elected and have qualified and proposes for election Benito R. Fernandez, Herman Badillo and Aereo Ivan Cardona as the Class II Directors; and

(2) the transaction of such other business as may properly come before the Meeting or any adjournment, adjournments, postponements or continuations thereof.

According to Emerging Vision’s Proxy Statement, as of the close of business on May 25, 2004, there were 69,486,260 shares of Emerging Vision’s common stock, par value $0.01 per share (the “Common Stock”) outstanding, each share of Common Stock being entitled to one vote on all matters presented at the Annual Meeting, and 0.74 shares of Senior Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock” and, together with the Common Stock, hereinafter collectively referred to as the “Capital Stock”) entitled to vote, on an “as if converted” basis, together with the Common Stock as a single class, 98,519 shares of Common Stock, for a total of 69,584,779 voting shares (collectively, the “Voting Shares”). The principal executive offices of Emerging Vision, Inc., a New York corporation, are located at 100 Quentin Roosevelt Boulevard, Garden City, New York 11530.

Horizons, along with all of the participants in this solicitation as identified in the section entitled “Participants in the Solicitation”, is the beneficial owner of an aggregate of 23,926,531 Voting Shares, representing approximately 34.1% of the Voting Shares. The participants in this solicitation intend to vote such shares for the election of the persons named above for election as Class I and Class II Directors.

HORIZONS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE PERSONS NAMED ABOVE AS DIRECTORS OF EMERGING VISION BY COMPLETING, SIGNING, DATING AND MAILING PROMPTLY THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

HORIZON URGES YOU NOT TO SIGN ANY WHITE PROXY CARD SENT TO YOU BY EMERGING VISION. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PREVIOUSLY SIGNED PROXY BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED BLUE PROXY CARD IN THE ENCLOSED ENVELOPE.

Any proxy executed by a holder of Common Stock or Preferred Stock may be revoked at any time prior to its exercise by filing a written notice of revocation with the Secretary of Emerging Vision prior to the Annual Meeting or with the secretary of the Annual Meeting during the Annual Meeting or by submitting a later dated proxy. Attendance at the Annual Meeting will not be sufficient to revoke a proxy unless the shareholder files a written notice of revocation with the secretary of the Annual Meeting.

Horizons has retained The Altman Group, Inc. (“The Altman Group”) to assist in communicating with shareholders in connection with the proxy solicitation and to assist in its efforts to obtain proxies. If you have any questions about how to complete or submit your BLUE proxy card or any other questions, The Altman Group will be pleased to assist you.

If you have any questions concerning this Proxy Statement or need assistance in voting, please call:

THE ALTMAN GROUP, INC.

1275 Valley Brook Avenue

Lyndhurst, New Jersey 07071

Toll Free: (800) 317-7962

REASONS FOR THE SOLICITATION

EMERGING VISION’S PERFORMANCE OVER THE PAST THREE YEARS HAS, IN OUR OPINION, BEEN DISASTROUS FOR SHAREHOLDERS

Horizons became a shareholder of Emerging Vision in 2001. Emerging Vision’s performance over that time has, in our opinion, been a disaster for Emerging Vision’s shareholders. Consider the following points:

•	As a result of the Company’s failure to meet specified minimum listing requirements, the Company was delisted from the Nasdaq National Market in August 2001. Since the delisting, the price of the Company’s Common Stock has floundered, never exceeding $.25. The market price as of June [ ], 2004 was $[ ], a significant decline from $6.75 on January 1, 2000, less than five years ago.

•	Emerging Vision has lost money every year for the past three years. As reported in its Form 10-K for 2003, it had an aggregate NET LOSS over the past three years in excess of $11 million, with losses of ($3.8 million), ($4.6 million) and ($3.0 million) in 2001, 2002 and 2003, respectively.

•	Emerging Vision’s accumulated deficit at December 31, 2003 was $127 million, and it had a shareholders deficit (negative equity) of $762,000.

•	In our opinion, Emerging Vision has failed to articulate any coherent strategy to improve performance and desperately needs new leadership.

IT IS TIME FOR A CHANGE.

CURRENT OPERATIONS ARE ADVERSELY AFFECTED BY CONFLICTS OF INTEREST

As shown by Emerging Vision’s own proxy statement, Emerging Vision is being run by its OWN COMPETITORS.

•	Alan Cohen and Robert Cohen (the “Cohen Brothers”) own only 3.8% and 3.1%, respectively, of the Common Stock of Emerging Vision. Their interest in a number of Emerging Vision’s competitors, which they operate and control, is far greater. The Cohen Brothers are both directors, principal shareholders and officers of Cohen Fashion Optical, Inc. (“Cohen Optical”) and its affiliated company, Real Optical, LLC (“Real”). Cohen Optical and Real stores are said by Emerging Vision in its proxy statement to be

“similar to the Company’s retail optical stores. Further, like Emerging Vision, CFO has been offering franchises. As of March 2004, approximately 15 Cohen Optical stores were located in the same shopping center or mall as, or in close proximity to, certain of the Company’s retail optical stores.” (emphasis added)

•	Further, the Cohen Brothers admit in Emerging Vision’s proxy statement that it is possible that one or more additional Cohen Optical stores may in the future be located near one or more of the Company’s retail optical stores “thereby competing directly with such Company stores.”

•	The Cohen Brothers acknowledge that they are the principal shareholders of Cohen Optical, while they hold less than 10% of the stock of Emerging Vision. In our opinion, it is inappropriate for the officers, directors and principal shareholders to have substantial interests in competing enterprises. When Emerging Vision competes for franchises, for customers, for locations or in the purchase of goods and services with other entities in which the Cohen’s have a more significant interest, we believe they favor, the other entities to the detriment of Emerging Vision.

•	In addition, Emerging Vision subleases from Cohen Optical a portion of Cohen Optical’s office space. Occupancy costs are allocated between the Company and Cohen Optical. We do not believe that it is appropriate for a public company to share office space with its competitor.

•	Alan Cohen and Robert Cohen and certain members of their respective immediate families also are the principal owners of General Vision Services, LLC (“GVS”). GVS operates approximately 24 retail optical stores principally in the New Jersey and New York metropolitan area, which stores are again said in the Company’s proxy statement to be “similar to the retail optical stores operated and franchised by the Company”. As an additional element of competition, it is disclosed by the Cohen Brothers that “GVS solicits and administers third party benefit programs similar to those being administered by the Company.” The Cohens also acknowledge that it is possible that GVS stores or other retail optical stores which provide third party benefit plans administered by GVS may now or in the future be located near one or more of the Company’s retail optical stores and may be competing directly with such stores. Again, we think it is totally inappropriate for the Cohens to be running Emerging Vision when such blatant conflicts of interest exist.

•	As if this was not enough, in October 2003, Vision World, LLC which is beneficially owned, in principal part, by Robert and Alan Cohen and members of their family, acquired substantially all the assets of Eyeglass Service Industries’ third party administration business. Vision World solicits and administers third-party benefit programs similar to those being administered by the Company. The Cohens acknowledge in the Emerging Vision Proxy Statement that it is possible that a Vision World store, or another retail optical store which provides third-party benefit plans administered by Vision World, may now or in the future be located near one or more of the Company’s retail optical stores and may be competing directly with such store. So, now the Cohens are the principal owners of a THIRD competitor of the Company.

Cohen Optical and GVS are privately-held companies of the Cohen Brothers, so that their financial statements are not publicly available. However, based on conversations with the Cohens, Horizons believes that both GVS and Cohen Optical are profitable enterprises, while your Company has suffered nothing but losses, despite operating in the same industry. Horizons believes that with a new Board of Directors working for you, the shareholders of Emerging Vision, and not its competitors, the Company can become profitable.

CORPORATE OPPORTUNITIES OF EMERGING VISION FOR THEIR BENEFIT

On a number of occasions, Mr. Fernandez has brought business opportunities to Emerging Vision which were unlawfully diverted by the Cohens to their other business enterprises. For instance, in or around 2003, Mr. Fernandez learned that three different New York City hospitals—Metropolitan Hospital, Lincoln Hospital and Harlem Hospital—had space available for retail optical stores for their patients and employees. Mr. Fernandez passed this information along to Alan and Robert Cohen believing that this presented Emerging Vision with a great opportunity to enter into new franchise agreements. However, instead of starting new Sterling Optical franchises in those hospitals, the Cohen Brothers used those hospital locations to initiate three new GVS franchises, thereby benefiting one of their competing retail optical companies at the expense of Emerging Vision.

HORIZONS HAS COMMITTED TO GOOD CORPORATE GOVERNANCE AT EMERGING VISION

Good corporate governance is critical in the United States today. As the recent spate of corporate scandals has demonstrated, proper corporate governance is critical to protecting shareholders. Recent changes in the law and corporate regulation have emphasized a need for independent directors, independent audit, compensation and nominating committees, internal controls and audits and a lack of conflicts of interest. Emerging Vision has operated with none of these corporate norms. For instance:

•	Emerging Vision failed to have an annual meeting of shareholders in 2003.

•	Three of Emerging Vision’s current directors, Robert Cohen, Alan Cohen and Joel Gold, have not been elected by the shareholders since 2001. Emerging Vision’s fourth director, Christopher Payan, was made a director without being elected by the shareholders.

•	Neither the Audit Committee nor the Compensation Committee is currently composed of a majority of independent directors. The Cohen Brothers currently constitute a majority of both committees.

•	The Cohen Brothers also constitute a majority of the Executive Committee of the Board.

•	The Company does not have a Chief Executive Officer. In the Company’s Proxy Statement, Emerging Vision reports having three co-chief operating officers. However, no individual is named as the Chief Executive Officer of the Company. Who is in charge?

•	Mr. Fernandez had been the chair of the Audit Committee until April 2004. Prior to the issuance of the Company’s 2003 audited financial statements, Mr. Fernandez sought to engage a firm to conduct an internal audit of the Company’s financial statements, as he was concerned with a number of matters, including the large number of related party transactions. We believe that Mr. Fernandez’ desire to have an internal audit conducted was blocked by the other directors.

•	We believe the Board is not interested in considering qualified candidates for Board Membership. In May 2004, Mr. Fernandez provided the Board with resumes and other information concerning each of the nominees for directors being presented by this Proxy Statement. The Board took absolutely no action to review those candidates’ qualifications, interview the individuals suggested or in any way consider their nominations. Instead, one business day after receiving Mr. Fernandez’ list of proposed candidates, the current Board, over Mr. Fernandez’ objection, nominated its own slate of directors, set a record date, and set a date for this annual meeting. They hastily took those actions despite the fact that for the prior two years no annual meeting had been held.

•	To further frustrate shareholder democracy, despite three requests, and despite the status of Mr. Fernandez as the largest shareholder and a director of Emerging Vision, the Company refused to provide Mr. Fernandez with a current shareholders list so that he could pursue a free and fair election of directors. Mr. Fernandez had to resort to litigation to enable him to communicate with fellow shareholders, the most basic right of all shareholders.

AS A LARGE SHAREHOLDER OF EMERGING VISION, WE ARE COMMITTED TO MAXIMIZING VALUE FOR ALL OF EMERGING VISION’S SHAREHOLDERS

Horizons is the largest shareholder of the Company (34.1%) and owns more Common Stock than any other shareholder and more Common Stock than all of the directors on the Board combined. As such, our interests are aligned with yours. We are not interested in the positions and perks of directorship; we do not own any competitors whom we would favor over Emerging Vision. Rather, we want to maximize the value of Emerging Vision’s common stock for the benefit of all shareholders. Our nominees are committed to:

•	Ensuring that the Company undergo a thorough and comprehensive strategic review of operations and opportunities to maximize shareholder value.

•	Acting like a public company. Our board will be truly independent of management. We will have annual meetings every year. Our nominees will immediately implement quarterly conference calls, and begin regular communication with the market. We will not be run for the benefit of one family.

•	Operating without conflicts of interest.

•	Having a completely independent Audit Committee.

•	Seeking to attract new management talent.

•	Acting responsibly. The Company’s 2003 annual report lists 17 different material litigation actions to which the Company is subject, in addition to litigation in the ordinary course. As previously noted, we had to initiate litigation just to get a shareholders list. We intend to be better corporate citizens.

Our interests are clearly aligned with yours. We want to maximize value for all Emerging Vision shareholders. We seek to run the Company for the benefit of all shareholders, and not for the benefit of our competitors. In our view, the performance of the incumbent slate has not served the interests of the shareholders and raises serious questions as to whether the incumbent directors can provide the best solution to the Company’s problems. Their record speaks for itself.

PENDING LITIGATION

An action, commenced by Horizons and Mr. Fernandez, is pending in the United States District Court for the Eastern District of New York, in which Horizon and Mr. Fernandez, Nassau County, seek injunctive and declaratory relief due to Emerging Vision’s failure to provide Horizons with a complete and current copy of Emerging Vision’s shareholder list as required by the New York Business Corporation Law and breaches of fiduciary duties in connection with the Annual Meeting.

PROPOSED DIRECTORS OF EMERGING VISION

Horizons has advised Emerging Vision that at the Annual Meeting it intends to nominate the six individuals named below to serve as directors of Emerging Vision. Under Emerging Vision’s by-laws, directors elected at the Annual Meeting will serve in such capacity until the 2005 Annual Meeting of Shareholders in the case of the Class I Directors and until the 2006 Annual Meeting of Shareholders in the case of the Class II Directors and until their successors have been duly elected and qualified. Unless otherwise stated, each nominee has sole voting power and sole investment power with respect to the shares of Capital Stock beneficially owned by such nominee and each nominee is the beneficial owner of all shares held of record by such nominee.

Biographical Information

Name and Address	Age	Director Since	Principal Occupations During Past Five Years	Shares of Common Stock Beneficially Owned	Percent of Outstanding Common Stock	Other Directorships
Herman Badillo 907 Third Ave. New York, NY 10022	74	N/A	Founding Partner Fischbein■Badillo■Wagner■Harding (law firm) Former U.S. Congressman, Bronx Borough President and Deputy Mayor of New York	N/A	N/A	ASTA FUNDING, INC.

Aareo Ivan Cardona 284 Alexander Ave. Bronx, NY 10454	55	N/A	Real Estate Developer; Consultant	N/A	N/A

Howard Lieberman 1140-B York Rd. Warminster, PA 18974	65	N/A	Chief Financial Officer Brooklyn Manor Group; (health care); and President Warminster Investments Group (real estate)	N/A	N/A	XTRA CAR CORP.

Joseph R. Erazo 225 Broadway New York, NY 10007	68	N/A	Partner Erazo & Erazo (law firm); and Executive Director N.Y.C Health and Hospitals Corporation, Prison Health Program Former Director of Special Programs and Secretary to Mayor’s Cabinet, City of New York	N/A	N/A

Norman Greene Greene & Co., LLP 445 Broadhollow Rd. Melville, NY 11747	68	N/A	Partner Greene & Co. LLP (certified public accountant)	N/A	N/A

Benito R. Fernandez Horizons Investors Corp 2830 Pitkin Ave. Brooklyn, NY 11208	62	2001	President Horizons Investors Corp.; (real estate); President Horizons Hotels Corp. (hotels); President Brooklyn Manor Group; (health care); and President Typhoon Fence of L.I. (construction)	23,926,531	34.1%

Share Ownership

Name of Beneficial Owner	Class of Capital Stock	Shares of Common Stock Beneficially Owned	Percent of Outstanding Common Stock
Herman Badillo	N/A	N/A	N/A
Aareo Ivan Cardona	N/A	N/A	N/A
Howard Lieberman	N/A	N/A	N/A
Joseph R. Erazo	N/A	N/A	N/A
Norman Greene	N/A	N/A	N/A
Benito R. Fernandez	Common Stock	23,926,531(1)	34.1%

(1)	This number represents shares of Common Stock held by Horizons which is owned by Mr. Fernandez, and includes the right to acquire 200,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options, but excludes the right to acquire 31,067,776 shares of Common Stock upon the exercise of outstanding warrants that are not exercisable until April 15, 2006.

Each of Horizons’ nominees has consented to be named in this Proxy Statement and to serve as a director of Emerging Vision, if elected. If at the time of the Annual Meeting any nominee is unable or unwilling to serve as a director, the discretionary authority provided in the proxy will be exercised to vote for a substitute designated by Horizons. Horizons has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, if elected.

Other than as described in this Proxy Statement or in Appendix A hereto, none of the nominees for director named in this Proxy Statement nor Horizons or any other person who may solicit proxies on its behalf (or, to the knowledge of such persons, any associate thereof) (i) has purchased or sold any class of securities of Emerging Vision within the past two years, (ii) has borrowed funds for the purpose of acquiring or holding any shares of Capital Stock purchased by such person within the past two years, (iii) is now or within the past year has been a party to any contract, arrangement or understanding with any person with respect to any class of any securities of Emerging Vision, (iv) has or will have a direct or indirect material interest in any transaction, or series of similar transactions, since the beginning of Emerging Vision’s last fiscal year, or any currently proposed transaction, or series of similar transactions, to which Emerging Vision was or is to be a party and in which the amount involved exceeds $60,000, or (v) has any arrangement or understanding with any person with respect to any future employment with Emerging Vision or its affiliates or any future transactions to which Emerging Vision or any of its affiliates will or may be a party.

Additional information not set forth elsewhere in this Proxy Statement regarding certain transactions between Emerging Vision and Horizons and its nominees for election as directors and their associates is set forth in Appendix A hereto. There are no present plans, understandings or arrangements whereby Horizons, any of its members, or any of its nominees for election as directors (or, to the knowledge of such persons, any associate thereof) will acquire any of Emerging Vision’s operations or assets.

The persons named as proxies in the accompanying BLUE proxy card of Horizons intend to vote “FOR” Horizons’ nominees unless specifically instructed to the contrary by the person executing the proxy card. The votes cast at the Annual Meeting may result in the election to the Board of Directors of some of the persons on whose behalf Horizons is soliciting proxies and some of Emerging Vision’s nominees. If the persons for whom Horizons is soliciting proxies constitute less than a majority of the full Board of Directors, Horizons may be unable to influence the direction of Emerging Vision in the future.

If some of the persons supported by Horizons and some of Emerging Vision’s nominees are elected, those persons who are nominees of Horizons intend to serve their terms as directors. Horizons is unable to predict whether any nominees of Emerging Vision, will agree to serve on a Board of Directors comprised in part of

Horizons nominees. In the event that vacancies on the Board of Directors are created by the refusal of any of these persons to serve with Horizons’ nominees, Horizons intends to take all actions necessary to fill those vacancies, subject to the requirements of New York law and the by-laws of Emerging Vision.

The persons receiving the greatest number of votes for the number of directors to be elected will be elected the directors of Emerging Vision.

YOU ARE URGED TO VOTE “FOR” THE ELECTION OF THE PERSONS NAMED ABOVE AS DIRECTORS OF EMERGING VISION BY COMPLETING, SIGNING, DATING AND MAILING PROMPTLY THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

VOTING AND REVOCATION OF PROXIES

The proxies solicited by Horizons will be voted at the Annual Meeting for the election of its nominees to the Board of Directors of Emerging Vision unless specifically directed otherwise. As of the date of this Proxy Statement, Horizons is not aware of any other matters to be presented for action at the Annual Meeting other than the election of directors. However, should any other business properly come before the Annual Meeting, Horizons’ enclosed BLUE proxy card will confer upon the persons named as proxies therein discretionary authority to vote the shares represented thereby in respect of such other business.

Execution of Horizons’ BLUE proxy card will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. In addition, execution of the Company’s proxy card does not affect a shareholder’s right to revoke that proxy and execute the BLUE proxy card provided by Horizons. A shareholder who executes and delivers a proxy may revoke it at any time prior to its exercise by filing a written notice of revocation with the Secretary of Emerging Vision prior to the Annual Meeting or with the secretary of the Annual Meeting during the Annual Meeting or by submitting a later dated proxy. Attendance at the Annual Meeting will not be sufficient to revoke a proxy unless the shareholder files a written notice of revocation with the secretary of the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign and date Horizons’ enclosed BLUE proxy card and return it in the accompanying envelope as soon as possible.

VOTE REQUIRED

A majority of the shares outstanding on the record date will constitute a quorum for purposes of the Annual Meeting. Assuming that a quorum is present, the election of directors will be effected by a plurality vote. For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those votes cast “for” or “against” are included. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the Annual Meeting.

SOLICITATION EXPENSES

The expenses of preparing, printing and distributing this Proxy Statement and the accompanying form of proxy and the cost of soliciting proxies for the election of Horizons’ nominees will be borne by Horizons. Such expenses are estimated to be approximately $[                    ]. If it is successful, Horizons intends to seek reimbursement from Emerging Vision, to the extent permitted by law, for expenses incurred in connection with its proxy solicitation, without the vote of the holders of the Capital Stock.

In addition to the use of the mails, solicitation of proxies may be made by means of personal calls upon, or telephonic, telegraphic or facsimile communications to or with, shareholders or their personal representatives by certain of Horizons’ nominees for election as directors, none of whom will be specifically compensated for such services. Proxies will not be solicited via the Internet, such as Internet chat rooms and/or posting on websites. Copies of soliciting materials will be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to the beneficial owners of shares of Capital Stock for whom they hold shares, and Horizons will reimburse them for their reasonable out-of-pocket expenses in connection therewith.

Horizons has also retained The Altman Group to assist it in the solicitation of proxies. The Altman Group will solicit proxies on behalf of Horizons from individuals, brokers, bank nominees and other institutional holders in the same manner described above. The Altman Group will receive a fee of $17,500 for its services to Horizons in connection with the solicitation of the proxies, a fee of $7,500 upon the mailing of this proxy statement to Emerging Vision’s shareholders and an additional fee of $12,500 if Horizons is successful in electing a majority of Emerging Vision’s directors at the Annual Meeting, plus reimbursement for reasonable out-of-pocket expenses. Approximately [    ] persons will be employed by The Altman Group to solicit shareholders.

ABSENCE OF APPRAISAL RIGHTS

Under New York law, you do not have appraisal rights in connection with our solicitation of proxies.

PARTICIPANTS IN THE SOLICITATION

Under applicable regulations of the SEC, Horizons and each of Horizons’ nominees may be deemed to be a “participant” in Horizons’ solicitation of proxies. In the event each of these persons is deemed a “participant”, and without acknowledging that any such person is a “participant”, Horizons furnishes the following information. Horizons is a New York corporation with a business address at P.O. Box 221, Brooklyn, New York 11208-0221. The name, business address and principal occupation of each of Horizons’ nominees for director is listed under the section entitled “Proposed Directors of Emerging Vision—Biographical Information”. Information about the present ownership by Horizons and its nominees for director or any of their respective “associates” of Emerging Vision Capital Stock is set forth under the section entitled “Proposed Directors of Emerging Vision—Share Ownership”. Information about transactions by each of Horizons and its nominees for director in Emerging Vision’s Capital Stock during the past two years and information about related party transactions involving Horizons and its nominees for director can be found in Appendix A to this Proxy Statement. Except as otherwise set forth in this Proxy Statement or in Appendix A hereto, none of Horizons or its nominees for director or any of their respective “associates” has any arrangement or understanding with any person with respect to future employment or future transactions Emerging Vision.

There are no arrangements between Horizons or any of its nominees for director and any other person, pursuant to which any person is to be selected as such. There is no family relationship between persons nominated to become directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following is based solely on information provided in Emerging Vision’s Preliminary Proxy Statement filed May 28, 2004:

Common Stock:

The following table sets forth certain information, as of May 21, 2004, regarding the beneficial ownership of the Common Stock by: (i) each shareholder known by Emerging Vision to be the beneficial owner of more than five percent of the outstanding shares of Emerging Vision’s Common Stock; (ii) each director of Emerging Vision; (iii) each Named Executive Officer of Emerging Vision (as said term is defined under the caption “Executive Compensation” in emerging Vision’s Proxy Statement filed May 26, 2004 ); and (iv) all directors and executive officers of Emerging Vision as a group. The percentages in the “Percent of Class” column do not give effect to shares included in the “Beneficial Ownership” column as a result of the ownership of options or warrants. Unless otherwise indicated, Emerging Vision believes that the beneficial owners of the Common Stock listed below, based on information provided by such owners, have sole investment and voting power with respect to such shares. The address of Benito R. Fernandez (on behalf of Horizons Investors Corp.) is 2830 Pitkin Avenue, Brooklyn, New York 11208. The address of Joel L. Gold is c/o Berry Shino Securities, 45 Broadway, New York, New York 10006. The address of Nicholas Shashati is c/o Sterling VisionCare, 9663 Tierra Grande Street, San Diego, California 92126. The address of all other persons listed below is 100 Quentin Roosevelt Boulevard, Suite 508, Garden City, New York 11530.

Name	Beneficial Ownership	Percent of Class

Christopher G. Payan (a) (b)	1,262,500 (1)	1.7%

Myles S. Lewis (b)	150,000 (2)	*

Samuel Z. Herskowitz (b)	177,500 (3)	*

Dr. Nicholas Shashati (b)	140,000 (4)	*

Dr. Alan Cohen (a)	3,373,769 (5)	3.8%

Dr. Robert Cohen (a)	2,886,887 (6)	3.1%

Horizons Investors Corp. (a)	23,926,531 (7)	34.1%

Joel L. Gold (a)	221,500 (8)	*

All current directors and executive officers as a group	32,138,687 (9)	43.0%

*	less than 1%
(a)	Current director
(b)	Executive officer
(1)	This number includes the right to acquire 50,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options.
(2)	This number includes the right to acquire 50,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options.
(3)	This number includes the right to acquire 77,500 shares of Common Stock upon the exercise of presently exercisable, outstanding options.
(4)	This number represents the right to acquire 140,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options.
(5)

This number includes the right to acquire 750,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options, but excludes (i) the right to acquire 5,562,753 shares of Common Stock upon the exercise of outstanding warrants that are not exercisable until April 15, 2006; and (ii) 26,700 shares owned by Dr. Cohen, as custodian for each of Erica and Nicole Cohen, to which Dr. Cohen also disclaims beneficial ownership.
(6)	This number includes the right to acquire 750,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options, but excludes the right to acquire 4,293,729 shares of Common Stock upon the exercise of outstanding warrants that are not exercisable until April 15, 2006.
(7)	This number represents shares of Common Stock owned by Horizons principally owned by Mr. Fernandez, and includes the right to acquire 200,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options, but excludes the right to acquire 31,067,776 shares of Common Stock upon the exercise of outstanding warrants that are not exercisable until April 15, 2006. Horizons is the beneficial owner of all shares held of record by it.
(8)	This number includes 1,500 shares of Common Stock owned by Mr. Gold’s children and the right to acquire 220,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options, but excludes an additional 5,000 shares of Common Stock owned by Mr. Gold’s wife, to which Mr. Gold disclaims beneficial ownership.
(9)	This number includes the right to acquire 2,237,500 shares of Common Stock upon the exercise of presently exercisable, outstanding options, but excludes the right to acquire 40,924,258 shares of Common Stock upon the exercise of warrants that are not exercisable until April 15, 2006. In accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, the 2,237,500 shares of Common Stock for which Emerging Vision’s directors and executive officers, as a group, hold currently exercisable options and warrants, have been added to the total number of issued and outstanding shares of Common Stock solely for the purpose of calculating the percentage of such total number of issued and outstanding shares of Common Stock beneficially owned by such directors and executive officers as a group.

Senior Convertible Preferred Stock:

In April 1998, Emerging Vision issued the Preferred Stock, together with warrants (all of which expired in February 2001) to acquire shares of its Common Stock. Each share of Preferred Stock had a liquidation preference of $100,000, and was originally convertible into Common Stock at a price of $5.00 per share. In December 1999, the conversion price was reduced to $0.75 per share for all of the remaining holders of Preferred Stock.

Set forth below is the name, address, stock ownership and voting power of the sole remaining owner of Emerging Vision’s Preferred Stock:

Name	Beneficial Ownership	Percent of Class
Rita Folger 1257 East 24th Street Brooklyn, NY 11210	0.74 (1)	100%

(1)	These shares are convertible into an aggregate of 98,519 shares of Common Stock; and the holder thereof is entitled to cast that number of votes at any meeting of shareholders, voting together with the Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the knowledge of Horizons, there was no person who, at any time during the fiscal year ended December 31, 2003, who is a participant as contained in this Proxy Statement, who failed to file on a timely basis the reports required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year, except that Horizons filed certain of its Forms 4 after the required deadlines.

COMPENSATION OF NOMINEES

Benito R. Fernandez, as a director of Emerging Vision received $1,500 for each board meeting attended in person, $1,000 for each committee meeting attended in person, and $500 for each board or committee meeting attended telephonically, and was reimbursed for certain expenses in connection with his attendance at board and committee meetings.

On May 30, 2003, the Compensation Committee of the Emerging Vision Board granted 100,000 stock options to Benito R. Fernandez as a non-employee director of Emerging Vision. The options have an exercise price of $0.05, a term of 10 years, and are immediately exercisable. None of these options have been exercised.]

OTHER MATTERS

We are not aware of any matters to be presented at the Annual Meeting other than those described in this proxy statement. However, if other matters should come before the annual meeting, it is intended that the holders of proxies solicited hereby will vote on such matters in their discretion.

ADDITIONAL INFORMATION

Reference is made to Emerging Vision’s Proxy Statement for certain information concerning, among other things, (i) the actions proposed by Emerging Vision to be taken at the Annual Meeting, (ii) the securities of Emerging Vision, (iii) the beneficial ownership of securities by, and other information concerning, Emerging Vision’s management and the principal holders of securities, and (iv) the procedures for submitting proposals for consideration at the Annual Meeting. Horizons assumes no responsibility for disclosures made by Emerging Vision or any other person in Emerging Vision’s Proxy Statement.

IMPORTANT

1. Be sure to vote on the BLUE proxy card. We urge you not to sign any proxy card which is sent to you by Emerging Vision.

2. If any of your shares are held in the name of a bank, broker or other nominee, please contact the person responsible for your account and direct him or her to vote on the BLUE proxy “FOR” Horizons’ nominees.

3. If you have any questions or need assistance in voting your shares, please call toll free:

THE ALTMAN GROUP, INC.

1275 Valley Brook Avenue

Lyndhurst, New Jersey 07071

Toll Free: (800) 317-7962

June [        ], 2004

HORIZONS INVESTORS CORP.

[                    ]

PLEASE COMPLETE, SIGN, DATE AND MAIL HORIZONS’ ENCLOSED BLUE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. BY COMPLETING, SIGNING, DATING AND RETURNING HORIZONS’ ENCLOSED BLUE PROXY CARD, ANY PROXY PREVIOUSLY GIVEN BY YOU WILL BE AUTOMATICALLY REVOKED. ONLY THE LATEST DATED PROXY WILL COUNT AT THE ANNUAL MEETING.

Appendix A

Recent Transactions Involving Securities of Emerging Vision

by Horizons or its Nominees for Election as Directors

Name	Purchase or Sale	Number of Shares	Date
Horizons	option exercise	250,000	7/22/02
Horizons	purchase	324,000	9/30/02
Horizons	option exercise	250,000	10/22/02
Horizons	rights offering	17,425,456	4/14/03

The following is based on information provided in Emerging Vision’s Preliminary Proxy Statement filed May 28, 2004:

Horizons Investors Corp. and Matters Relating to Benito R. Fernandez

On December 3, 2001 and December 20, 2001, Emerging Vision borrowed from Horizons the sums of $150,000 and $300,000, respectively, each of which loans, together with interest thereon, calculated at 1% above the prime rate, were repaid by Emerging Vision, in full, on January 23, 2002.

On January 23, 2002, Emerging Vision and Horizons entered into a series of agreements pursuant to which Horizons established, in favor of Emerging Vision, a credit facility, in the maximum amount of $1,000,000 and, in connection therewith, Emerging Vision obtained from Horizons advances thereunder, totaling $450,000. In connection with the closing of Emerging Vision Rights Offering, Emerging Visions repaid these amounts, in full, on April 22, 2003.

In connection with the above financing arrangements, Emerging Vision issued to Horizons, five-year warrants to purchase up to 2,500,000 shares of Emerging Vision Common Stock at an exercise price of $0.01 per share. Horizons exercised 2,000,000, 250,000 and 250,000 of such warrants on May 1, 2002, July 22, 2002 and October 22, 2002, respectively.

Transactions Among the Company, Horizons Investors Corp. and the Cohen Family

On December 31, 2003, Emerging Vision entered into agreements, with each of Horizons and certain of the members of the Cohen Family (collectively, the “Subject Shareholders”), pursuant to which Emerging Vision and each of the Subject Shareholders agreed to, and effectuated, (a) the rescission, ab initio, of the exercise, by the Subject Shareholders, of 13,000,000 of the over-subscription rights of the Subject Shareholders (and, accordingly, of the issuance, to such Subject Shareholders, of the units associated therewith) granted to them in the Rights Offering, and (b) the rescission, surrender and cancellation of all of the remaining warrants (33,210,028 in the aggregate) that were acquired by the Subject Shareholders in the Rights Offering (collectively, the “Rescission Transactions”). In connection with the Rescission Transactions, Emerging Vision agreed to repay each Subject Shareholder the original subscription amount of $0.04 (previously paid by each Subject Shareholder) for each of the rescinded units (together with interest at a rate of 6% per annum from the date of the original acquisition thereof), which, in the aggregate for all of the Subject Shareholders, totaled $520,000. This sum (plus interest) is payable, by Emerging Vision, on or before April 14, 2007, pursuant to a series of promissory notes issued to the Subject Shareholders.

Recognizing that the Subject Shareholders suffered certain damages in connection with the Rescission Transactions, on December 31, 2003, (i) Emerging Vision and the Shareholders entered into settlement agreements with each of the Subject Shareholders, pursuant to which the Subject Shareholders released any and all claims that they may have had against Emerging Vision as a result of the consummation of the Rescission Transactions, and (ii) Emerging Vision, in consideration for such releases, granted to the Subject Shareholders, in the aggregate, new warrants to purchase 59,210,028 shares of Emerging Vision’s Common Stock. The exercise prices of the new warrants issued to each of the Subject Shareholders ranged from $0.0465 to $0.0489. These exercise prices were calculated with the intention of allowing the Subject Shareholders to purchase equity of the Company on substantially the same economic terms that they would have been originally entitled pursuant to the Rights Offering, but for the Rescission Transactions. The new warrants are not exercisable until April 15, 2006, and expire on April 14, 2008.

EMERGING VISION, INC.

THIS PROXY IS SOLICITED ON BEHALF OF HORIZONS INVESTORS CORP. FOR THE ANNUAL MEETING OF SHAREHOLDERS.

[                        ], 2004

The undersigned acknowledges receipt of Horizons’ proxy materials and revokes any prior proxy and hereby appoints Benito Fernandez and David Paseltiner and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the annual meeting of the shareholders of Emerging Vision to be held on June 22, 2004, and at any adjournment thereof, upon matters properly coming before the meeting, with respect to all of the shares of Capital Stock of Emerging Vision owned by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

1. Election of Horizons’ nominees for Class I Director.

/ / FOR ALL NOMINEES LISTED BELOW / /| WITHHOLD AUTHORITY TO VOTE FOR ALL

NOMINEES LISTED BELOW

Nominees: Norman Greene, Howard Lieberman and Joseph Rodriguez Erazo

Discretionary authority is also granted to vote for the election of a substitute for any of said nominees who, for any reason presently unknown, cannot be a candidate for election.

INSTRUCTION: To withhold authority to vote for any individual nominee listed above, write the nominee’s name in the space provided below.

2. Election of Horizons’ nominees for Class II Director.

/ / FOR ALL NOMINEES LISTED BELOW / /| WITHHOLD AUTHORITY TO VOTE FOR ALL

NOMINEES LISTED BELOW

Nominees: Benito R. Fernandez, Herman Badillo and Aereo Ivan Cardona

Discretionary authority is also granted to vote for the election of a substitute for any of said nominees who, for any reason presently unknown, cannot be a candidate for election.

INSTRUCTION: To withhold authority to vote for any individual nominee listed above, write the nominee’s name in the space provided below.

3. Upon all such other matters as may properly come before the meeting and/or any adjournment or adjournments thereof, as they in their discretion may determine. Horizons is not aware of any such other matters.

UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE PROVIDED IN THIS PROXY, THIS PROXY WILL BE VOTED FOR EACH OF HORIZON’S NOMINEES FOR DIRECTOR.

Dated: [                        ], 2004

Signed:

Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you attend.

Please sign exactly as your name appears hereon. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc.

For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority.